SIDLEY AUSTIN LLP 1001 PAGE MILL ROAD BUILDING 1 PALO ALTO, CA 94304 +1 650 565 7000 +1 650 565 7100 AMERICA • ASIA PACIFIC • EUROPE	Exhibit 5.1

November 28, 2017
Exicure, Inc.
8045 Lamon Ave, Suite 410
Skokie IL 60077

Re:	Registration Statement on Form S-1
Ladies and Gentlemen:
We refer to the Registration Statement on Form S-1 (the “Registration Statement”) being filed on the date hereof by Exicure, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of 39,714,413 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and consists of (i) 26,666,627 shares of Common Stock that were privately issued to certain selling stockholders described in the Registration Statement on September 26, 2017 in exchange for shares of Exicure Operating Company, a Delaware corporation, which became the Company’s wholly owned subsidiary following a merger transaction (the “Merger”), (ii) 2,080,000 shares of Common Stock that are held by the pre-Merger stockholders of Max-1 Acquisition Corporation (“Max-1”), the Company’s predecessor, (iii) an aggregate of 10,504,196 shares of Common Stock that were issued through closings of a private placement offering on September 26, 2017, October 27, 2017, and November 2, 2017, (iv) 50,000 shares of Common Stock were issued to placement agents in connection with the private placement offering (clauses (i) through (iv) shall collectively be referred to herein as the “Offering Shares”), and (v) 413,320 shares of Common Stock issuable to placement agents upon exercise of Common Stock warrants (the “Warrants”) issued in connection with the private placement offering (the “Warrant Shares,” and, together with the Offering Shares, the “Registrable Shares”). The Registerable Shares may be offered and sold by the selling stockholders referenced in the prospectus, as amended or supplemented from time to time, which is a part of the Registration Statement.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined and relied upon copies of the Registration Statement, the Company’s certificate of incorporation, as amended, as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s amended and restated bylaws, as in effect on the date hereof (the “Bylaws”), the form of the Warrants and the resolutions adopted by the board of directors of the Company and Max-1 relating to the Registration Statement and the issuance of the Warrants and the Registrable Shares by the Company (the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this

1. Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Exicure, Inc.
November 28, 2017

opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Offering Shares are validly issued, fully paid and non-assessable.

2.
The Warrant Shares will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) has become effective under the Securities Act and (ii) certificates representing the Warrant Shares shall have been duly executed, countersigned and registered and duly delivered and paid for upon exercise of the applicable Warrants in accordance with their terms or, if the Warrant Shares being issued are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the purchasers thereof against payment of the exercise price of the applicable Warrants.

For purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each Warrant Share, the Certificate of Incorporation, the Bylaws, the Resolutions and each applicable Warrant will not have been modified or amended and will be in full force and effect, that the consideration paid for each Warrant Share will not be less than the par value thereof and that there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Certificate of Incorporation.
This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Exicure, Inc.
November 28, 2017

Very truly yours,
/s/ Sidley Austin LLP